                                                                 EXHIBIT 10.47

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                         LIMITED PARTNERSHIP AGREEMENT

                                      of

                             PW PARTNERS 1995 L.P.

                         Dated as of October 31, 1995

         THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR
       UNDER ANY STATE SECURITIES LAW AND MUST BE HELD INDEFINITELY UNLESS
                     SOLD IN COMPLIANCE WITH ALL APPLICABLE
                                SECURITIES LAWS.

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
                         LIMITED PARTNERSHIP AGREEMENT
                                      of
                             PW PARTNERS 1995 L.P.

                               Table of Contents

                                                                     Page
                                   ARTICLE I

                             DEFINITIONS AND TERMS ..............       1
1.01.  Definitions ..............................................       1
1.02.  Terms Generally ..........................................       6

                                  ARTICLE II

                                THE PARTNERSHIP .................       6
2.01.  Name .....................................................       6
2.02.  Term .....................................................       6
2.03.  Principal Place of Business ..............................       6
2.04.  Registered Office in Delaware ............................       7
2.05.  Names and Addresses of the Partners ......................       7

                                  ARTICLE III

                              PURPOSE AND POWERS ................       7
3.01.  Purpose and Powers .......................................       7

                                  ARTICLE IV

                            MANAGEMENT AND CONTROL ..............       8
4.01.  Authority of General Partner .............................       8
4.02.  Expenses .................................................       9
4.03.  No Compensation to General Partner .......................       9

                                   ARTICLE V

                       CAPITAL CONTRIBUTIONS AND LOANS ..........       9
5.01.  Capital Contributions ....................................       9

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
5.02.   Loans ...................................................       10

                                  ARTICLE VI

                        ALLOCATIONS AND DISTRIBUTIONS ...........       11
6.01.   Allocation of Income and Loss ...........................       11
6.02.   Liability of General and Limited Partners ...............       12
6.03.   Allocations for Tax Purposes ............................       13
6.04.   Valuation ...............................................       13
6.05.   Distributions ...........................................       14

                                  ARTICLE VII

                                    PARTNERS ....................       15
7.01.   Designation of Limited Partners .........................       15
7.02.   Vesting of Interests; Purchase of a Limited Partner's
          Interest ..............................................       16
7.03.   Transfer of a Limited Partner's Interest ................       17
7.04.   Transfer of General Partner's Interest ..................       17
7.05.   Admission or Substitution of New Limited Partners .......       17
7.06.   Admission of Substitute or Additional General Partners ..       18
7.07.   Withdrawal of a Limited or General Partner ..............       19
7.08.   Final Events with Respect to a Partner ..................       19
7.09.   Continuation of Partnership .............................       19
7.10.   Removal of General Partner ..............................       20
7.11.   Compliance with Law .....................................       20

                                 ARTICLE VIII

                        DISSOLUTION OF THE PARTNERSHIP ..........       20
8.01.   Dissolution .............................................       20
8.02.   Amounts Reserved ........................................       21

                                  ARTICLE IX

                             REPORTS TO PARTNERS ................       22
9.01.   Books of Account ........................................       22
9.02.   Audit and Report ........................................       22
9.03.   Fiscal Year .............................................       23

                                   ARTICLE X

                                 MISCELLANEOUS ..................       23
10.01.  Governing Law ...........................................       23
10.02.  Indemnification .........................................       23

                                       ii
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
10.03.  Notice ..................................................      23
10.04.  Counterparts ............................................      23
10.05.  Completeness and Amendments .............................      23
10.06.  Power of Attorney .......................................      24

                             PW PARTNERS 1995 L.P.

         LIMITED PARTNERSHIP AGREEMENT, dated as of October 31, 1995, among PAINEWEBBER PARTNERS II, INC., a Delaware corporation, as general partner, and the persons listed on the signature pages hereof, as limited partners.

         The Partners (as defined below), in consideration of their mutual covenants herein contained, hereby agree to become partners and to form a limited partnership (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") upon the filing for record of the Certificate of Limited Partnership in the office of the Secretary of State as required by Section 17-201 of the Delaware Act, for the purposes and duration, and upon the terms and conditions, hereinafter set forth, and further hereby mutually covenant and agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

         1.01. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the corresponding meanings, except as otherwise specifically provided herein:

         "Affiliate" shall mean, with respect to another Person, any Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such other Person.

         "Bankruptcy" shall mean, with respect to any Person, the occurrence of any of the following events: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of his assets;
(ii) the filing by such Person of a voluntary petition in bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they become due; (iii) the failure of such Person to pay his debts as such debts become due; (iv) the making by such Person of a general assignment for the benefit of creditors; (v) the filing by such Person of an answer admitting the material allegations of, or his consenting to or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or
(vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of his assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

         "Capital Account" shall mean, with respect to any Partner, an account maintained for such Partner to which is credited such Partner's contributions to the Partnership and any net income allocated to such Partner pursuant to Section
6.01 and from which is debited any distributions to such Partner and any net losses allocated to such Partner pursuant to Section 6.01. In the case of any distribution in kind, Capital Accounts shall be adjusted as if the asset distributed had been sold in a taxable transaction and the proceeds distributed in cash, and any resulting gain or loss on such sale shall be allocated pursuant to Section 6.01.

         "Capital Contribution" shall mean, with respect to any Partner, all contributions of capital to the Partnership made by such Partner in accordance with Section 5.01.

         "Capital Gain (Loss)" shall mean, with respect to the sale or other disposition of an Investment, the amount, if any, by which (i) the proceeds of such sale or other disposition exceed (are less than) (ii) the cost or other basis of such Investment to the Partnership, plus any interest on indebtedness or other expenses incurred with respect thereto, less any interest, dividends or other income received with respect thereto.

         "Capital Percentage" shall mean, with respect to any Partner, the percentage that the Capital Contribution of such Partner bears to the sum of all Capital Contributions.

         "Capital Schedule" shall mean a capital schedule distributed pursuant to Section 5.01(a).

         "Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership dated and filed for record in the Office of the Secretary of State of Delaware on October 31, 1995, pursuant to Section 17-201 of the Delaware Act.

         A "Change in Control" shall be deemed to have occurred if:

         (i) any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act"), becomes a beneficial owner, as such term is used in Rule 13d-3 promulgated under the Act, of securities of PWG or PWI representing 20% or more of the combined voting power of the outstanding securities of PWG or PWI, as the case may be, having the right to vote in the election of directors (any such owner being herein referred to as an "Acquiring Person");

         (ii) a majority of the Board of Directors of PWG ("PWG Board") at any time consists of individuals elected to membership at a PWG Board meeting or a PWG shareholders' meeting other than individuals nominated or approved by a majority of the Disinterested Directors;

         (iii) all or substantially all the business of PWI is disposed of pursuant to a merger, consolidation or other transaction (other than a merger, consolidation or other transaction with a company of which 50% or more of the combined voting power of the outstanding securities having a right to vote at the election of directors is owned, directly or indirectly, by PWG both before and immediately after the merger, consolidation or other transaction) in which PWI is not the surviving corporation or PWG is materially or completely liquidated; or

         (iv) PWG or PWI combines with another company and is the surviving corporation (other than a merger, consolidation or other transaction with a company of which 50% or more of the combined voting power of the outstanding securities having a right to vote at the election of directors is owned, directly or indirectly, by PWG both before and immediately after the merger, consolidation or other transaction) but, immediately after the combination, the shareholders of PWG hold, directly or indirectly, less than 50% of the total outstanding securities of the combined company having the right to vote in the election of directors.

         "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended and in effect.

         "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of PWG.

         "Contribution Date" shall mean each date, fixed by the General Partner in its discretion, on which Capital Contributions shall be made by the Limited Partners.

         "Designated Investment Receipts" shall mean the cash receipts received by the Partnership in connection with the sale, transfer or other disposition of an Investment (other than (a) an Investment described in Section 3.01(b) and (b) Special Investments) and the amount of any dividend, interest, distribution or other income received with respect to an Investment (other than (a) an Investment described in Section 3.01(b) and (b) Special Investments), reduced by
(i) the amount thereof applied to the repayment of interest (including any accrued but unpaid interest) on any loan described in Section 5.02(a) and (ii) the amount thereof that the General Partner distributes (or reserves for distribution) to the Partners in accordance with Section 6.05(b).

         "Disinterested Director" shall mean any member of the PWG Board (i) who is not an officer or employee of PWG, PWI or any of their subsidiaries, (ii) who is not an Acquiring Person or an affiliate or associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such affiliate or associate and (iii) who was a member of the PWG Board prior to the date of this Agreement or was recommended for election or elected by a majority of the Disinterested Directors then on the PWG Board.

         "Drawdown Date" shall mean the date on which the Partnership draws down on a loan contemplated by Section 5.02(a) in the manner contemplated by Section 5.02(b).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Final Event" shall mean the death, adjudication of incompetency, Bankruptcy, liquidation, dissolution or withdrawal from the Partnership of any Person who is a Partner.

         "General Partner" shall mean the Person named herein as General Partner and any Person admitted as an additional or substitute General Partner, so long as such Person shall remain a General Partner.

         "Investments" shall mean and include common and preferred stock (including warrants, rights, put and call options and other options relating thereto or any combination thereof), partnership interests, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, choses in action, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, interests in "hedge funds" or similar investment vehicles, whether or not registered under the Investment Company Act of 1940, as amended, short-term investments commonly regarded as money-market investments, bank deposits, interests in personal property of all kinds, whether tangible or intangible, and cash.

         "Limited Partner" shall mean any of the Persons named herein as Limited Partners or any other Person admitted as an additional or substitute Limited Partner, so long as such Person shall remain a Limited Partner.

         "Limited Partnership Percentage" shall mean, with respect to any Limited Partner, the Capital Contribution of such Limited Partner divided by the Capital Contributions of all the Limited Partners. For the purpose of this definition, all Limited Partnership interests held by the General Partner shall be excluded.

         "Loan Proceeds" shall mean the principal amount of a loan described in
Section 5.02(a) which is applied to the purchase of an Investment.

         "Net Capital Gain" shall mean the sum of all Capital Gains realized by the Partnership on or prior to a given date, less the sum of the following:

         (i) all Capital Losses or, without duplication, other losses realized by the Partnership on or prior to such date;

         (ii) a reserve established by the General Partner in its discretion for unrealized losses and, subject to clause (iii) below, for the repayment of indebtedness of the Partnership;

         (iii) the amount of any payment of interest or principal with respect to any loan of the Partnership that will become due and payable within 12 months after such date; and

         (iv) the value of all distributions previously made to the Limited Partners in accordance with Section 6.05 (valued, in the case of noncash distributions, at the time of such distribution).

         "Net Value" shall mean, with respect to any Investment as of any date, the value of the Investment on such date, as determined in Section 6.04, minus the sum of the Partnership's liabilities incurred with respect to such Investment. For the purpose of determining Net Value, the loans borrowed by the Partnership pursuant to Section 5.02 shall be deemed to have been incurred with respect to each of the Investments of the Partnership in proportion to the relative cost of each such Investment.

         "Operative Date" shall mean the date, if any, following a Change in Control that has been designated in a resolution adopted by a majority of the Disinterested Directors, in their sole discretion, as the Operative Date.

         "PaineWebber" shall mean PWG or any Affiliate of PWG.

         "Partner" shall mean any Person who is a partner in the Partnership, whether the General Partner or a Limited Partner.

         "Person" shall include any individual, corporation, partnership, association, trust, joint stock company or unincorporated organization.

         "PWG" shall mean Paine Webber Group Inc., a Delaware corporation.

         "PWI" shall mean PaineWebber Incorporated, a Delaware corporation.

         "Senior Limited Partners" shall mean the three individuals who are the Limited Partners who have the three largest Limited Partnership Percentages on the Operative Date. If more than three Limited Partners have Limited Partnership Percentages equal to or greater than the third largest Limited Partnership Percentage, then all such persons shall be Senior Limited Partners. If three or fewer persons are Limited Partners on the Operative Date, then such remaining Limited Partners shall be Senior Limited Partners.

         "Special Investment" shall mean any short-term Investment of the Partnership with an anticipated investment period of less that twenty-four (24) months.

         "Successor in Interest" shall mean any (i) shareholder of; (ii) trustee, custodian, receiver or other Person acting in any bankruptcy or reorganization proceeding with respect to; (iii) assignee for the benefit of the creditors of; (iv) officer, director or partner of; (v) trustee or receiver, or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or (vi) other executor, administrator, committee, legal representative or other successor or assign of any Partner, whether by operation of law or otherwise.

         1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All the terms herein that relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles from time to time in effect. All references to "Sections" and "Articles" shall refer to Sections and Articles of this Agreement unless otherwise specified. The words "hereof" and "herein" and similar terms shall relate to this Agreement.

                                   ARTICLE II

                                 THE PARTNERSHIP

         2.01. NAME. The Partnership shall conduct its activities under the name of PW Partners 1995 L.P. The General Partner shall have the power at any time to change the name of the Partnership. The General Partner shall give prompt notice of any such change to each Limited Partner.

         2.02. TERM. The Partnership commenced upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of Delaware on October 31, 1995, and shall continue through the close of business on December 31, 2008, unless sooner terminated pursuant to the provisions of
Section 7.09 or Section 8.01(a). The General Partner may, at any time on or prior to December 31, 2008, extend the term of the Partnership for up to five years if such extension is deemed desirable to permit the orderly liquidation of the Partnership or otherwise to further the purposes of the Partnership.

         2.03. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be at 1285 Avenue of the Americas, New York, New York 10019, or such other place, either within or without the State of Delaware, as may be designated by the General Partner from time to time. The General Partner shall give prompt notice of any change in its principal place of business to each Limited Partner.

         2.04. REGISTERED OFFICE IN DELAWARE. The address of the Partnership's registered office in Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Partnership's registered agent at such address is The Corporation Trust Company.

         2.05. NAMES AND ADDRESSES OF THE PARTNERS. The name and business address of each Partner is as set forth opposite his signature.

                                  ARTICLE III

                              PURPOSE AND POWERS

         3.01. PURPOSE AND POWERS. The purpose of the Partnership is to acquire Investments that, in the opinion of the General Partner, present opportunities for Capital Gains and to engage in such other businesses and activities as the General Partner may, in its discretion, determine. In furtherance of this purpose, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of this purpose, alone or with others, as principal or agent, including the following:

         (a) to buy, sell and otherwise acquire Investments, whether such Investments are readily marketable or not, except that no such Investment may be acquired with Designated Investment Receipts;

         (b) to invest and reinvest the cash assets of the Partnership in money-market or other short-term Investments pending (i) the identification by the General Partner of Investments with suitable Capital Gains opportunities, (ii) the payment of interest on a loan described in Section 5.02(a), (iii) the repayment of principal on a loan described in Section 5.02(a) with Designated Investment Receipts or (iv) a distribution permitted under Section 6.05 or Article VIII;

         (c) to hold, receive, mortgage, pledge, lease, transfer, exchange or otherwise dispose of or grant options with respect to and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property held or owned by the Partnership;

         (d) to borrow or raise money from time to time and to issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidences of indebtedness, to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of, or the granting of a security interest in, the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, to guarantee the obligations of others and to buy, sell, pledge or otherwise dispose of any such instrument or evidence of indebtedness;

         (e) to lend any of its property or funds, either with or without security, at any legal rate of interest or without interest;

         (f) to have and maintain one or more offices within or without the State of Delaware, and in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

         (g) to open, maintain and close accounts, including margin accounts, with brokers;

         (h) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

         (i) to engage accountants, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate them as may be necessary or advisable;

         (j) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, and to form or cause to be formed and to participate in partnerships and joint ventures, whether foreign or domestic;

         (k) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purpose;

         (l) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Partnership, and to execute all documents and make all representations, admissions and waivers in connection therewith; and

         (m) to distribute, subject to the limitations hereinafter set forth in Sections 5.02 and 6.05 or otherwise, at any time and from time to time to all the Partners cash or Investments or other property of the Partnership or any combination thereof.

                                  ARTICLE IV

                            MANAGEMENT AND CONTROL

         4.01. AUTHORITY OF GENERAL PARTNER. (a) The management and operation of the Partnership and the formulation and execution of investment policy shall be vested exclusively in the General Partner. The General Partner shall, in its sole discretion, exercise all powers necessary or convenient for the purposes of the Partnership, including those enumerated in Section 3.01, on behalf and in the name of the

Partnership. If at any time the Partnership shall have two or more General Partners, then each such General Partner shall have the full authority of the General Partner under this Agreement, provided, however, that any controversy among the General Partners shall be resolved in favor of the General Partners having the greater interest in the Partnership (based upon Capital Contributions).

         (b) A Limited Partner shall have no right to, and shall not, take part in the management or control of the Partnership's business or act for or bind the Partnership, and shall have only the rights and powers granted to Limited Partners herein.

         (c) No provision of this Agreement shall be construed to preclude any Partner, or any Affiliate of any Partner, from engaging in any activity whatsoever, including receiving compensation from issuers of Investments for investment banking services, managing Investments, participating in Investments, brokerage or consulting arrangements or acting as an adviser to or participant in any corporation, partnership, trust or other business entity or from receiving compensation or profit therefor.

         4.02. EXPENSES. To the extent not paid by PaineWebber, the General Partner shall pay all the expenses of the Partnership, excluding (i) costs and expenses directly related to the purchase or sale of Investments by the Partnership (including brokerage fees and commissions, transfer taxes and costs relating to the registration or qualification for sale of such Investments);
(ii) any Federal, state, local or other taxes of the Partnership; and (iii) interest expense.

         4.03. NO COMPENSATION TO GENERAL PARTNER. The General Partner shall not receive any fees or other compensation for serving as such pursuant to this Agreement.

                                   ARTICLE V

                        CAPITAL CONTRIBUTIONS AND LOANS

         5.01. CAPITAL CONTRIBUTIONS. (a) Prior to any Contribution Date, the General Partner shall prepare and distribute to each prospective Limited Partner designated pursuant to Section 7.01 a Capital Schedule for such date stating the current and cumulative Capital Contribution of the General Partner and of such prospective Limited Partner. The General Partner shall promptly notify each prospective Limited Partner of any change in such Capital Schedule relating to the General Partner or such prospective Limited Partner.

         (b) On or before each Contribution Date, the General Partner and each Limited Partner shall make a Capital Contribution to the Partnership in the amount and in the manner provided on the Capital Schedule for such Contribution Date. The

General Partner's Capital Contribution will at all times be an amount equal to 1% of the aggregate Capital Contributions of all Partners.

         (c) The General Partner may, in its sole discretion, determine that Capital Contributions shall be made in any number of installments. If, for any Contribution Date, the General Partner shall determine that Capital Contributions shall be made in installments, the Capital Schedule shall provide the amount of the first installment, which shall be due on the Contribution Date, and each subsequent installment shall be due in the amount and on the date determined by the General Partner upon not less than five business days' prior written notice to each Limited Partner. Any installments paid in the amount and on the date so determined shall be deemed to have been made as of the applicable Contribution Date.

         5.02. LOANS. (a) Subject to the conditions in Section 5.02(c), promptly after any Contribution Date, the General Partner shall agree to loan to the Partnership on an unsecured basis an amount equal to five times the aggregate amount of capital contributed by the General Partner and Limited Partners on such Contribution Date, such loan to bear interest from the Drawdown Date at a variable rate equal to the greater of (i) the rate of interest set forth on the Reuters Screen LIBO Page which is offered for an amount substantially equal to the unpaid principal amount of the loan and for the six-month interest period of the loan plus 0.35% and (ii) the Applicable Federal Rate promulgated under
Section 1274(d) of the Code for short-term loans with semiannual compounding originating in the month in which (A) the loan is made (in the case of the initial period) and (B) the day on which each subsequent interest period commences (in the case of subsequent interest periods), all as set forth more fully in the form of a promissory note executed and delivered by the Partnership to the General Partner. The interest period of the loan shall be six months, and the interest rate on the loan shall be redetermined by the General Partner for each interest period in accordance with the previous sentence. Interest on the loan shall be payable semiannually and at maturity. Overdue amounts of principal or interest on the loan shall bear interest payable on demand at a rate per annum equal at all times to two percent (2%) per annum above the interest rate described above. Designated Investment Receipts shall be applied within three days following the Partnership's receipt thereof to the repayment of the principal on any loan from the General Partner described in this Section 5.02(a) which is then outstanding, regardless of the portion of such outstanding loan allocable to such investment. If there is more than one loan from the General Partner outstanding at the time the Partnership receives any Designated Investment Receipts, such receipts shall be applied first to the outstanding principal amount of the loan which originated earliest in time, and any remaining portion of such Designated Investment Receipts shall be applied to the repayment of the outstanding principal amount of the other loans in the order of their origination. To the extent not previously repaid, any principal amount of a loan described in this Section 5.02 and any interest thereon shall be due and payable in full on December 31, 2008.

         (b) At the time that the Partnership makes an Investment, the General Partner shall drawdown on the loan described in Section 5.02(a) in an amount that will cause the ratio of Loan Proceeds and Capital Contributions applied to the purchase price of such Investment to be approximately 5 to 1. The General Partner may drawdown on the loan at such other times to further the business purposes of the Partnership.

         (c) The obligation of the General Partner to make the loans referred to in Section 5.02(a) (or to permit any periodic drawdown on such loan) is subject in the case of each such loan to the conditions that (i) funds are available therefor, (ii) such loan may be made without jeopardizing the statutory requirements or loan covenants of PaineWebber and (iii) the General Partner, in the exercise of its own sound business judgment, shall not have concluded that such loan is inconsistent with the best interests of PaineWebber at the time such loan is to be made.

         (d) The General Partner shall not have the authority to make any change in the terms of any loan theretofore agreed to by it pursuant to this Section
5.02 except with the prior written approval of a majority in interest of the Limited Partners (based upon Limited Partnership Percentages).

         (e) The General Partner shall have the authority, on behalf of the Partnership, to refinance, with a loan from one or more third parties who are not Affiliates of PaineWebber or the Partnership, all or a portion of any loan described in this Section 5.02; provided, however, that (i) the proceeds from such refinancing shall be applied in full to the repayment of the loan described in Section 5.02(a), and (ii) a reserve which, in the opinion of the General Partner, is sufficient for the purposes of repayment of any then outstanding loans under Section 5.02(a) from the General Partner and the interest thereon and any losses or contingent losses of the Partnership shall have been established by the Partnership.

                                  ARTICLE VI

                         ALLOCATIONS AND DISTRIBUTIONS

         6.01. ALLOCATION OF INCOME AND LOSS. (a) The net income (or net loss) of the Partnership shall be determined in each fiscal year in accordance with the accounting methods followed by the Partnership for Federal income tax purposes and shall be allocated among the Partners and credited to (or debited from) their respective Capital Accounts in accordance with their respective Capital Percentages; provided, however, that if Partners are deemed (in accordance with any reasonable convention permissible for Federal income tax purposes and selected by the General Partner) to be admitted to the Partnership at different times, no Partner shall be allocated items of net income or net loss allocable to periods prior to such Partner's admission to the

Partnership, but the Partners shall be specially allocated items of net income or net loss in the year in which Partners are admitted to the Partnership or in subsequent years so that, as rapidly as possible, the proportion that any Partner's Capital Account represents of the aggregate Capital Accounts of all Partners equals the proportion such Partner's Capital Contribution represents of all Capital Contributions.

         (b) The net loss allocated pursuant to Section 6.01(a) shall not exceed the maximum amount of net loss that can be so allocated and considered to have economic effect under Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

         (c) If, during any fiscal year or other period of the Partnership, any Limited Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit in such Limited Partner's Capital Account balance (as defined for purposes of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and as determined after all other allocations provided for in this Section 6.01 have been tentatively made as if this Section 6.01(c) were not in this Agreement), there shall be allocated to such Partner a pro rata portion of each item of Partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such Partner's deficit Capital Account balance as quickly as possible. Notwithstanding any other provision of this Section 6.01, the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the preceding sentence were not part of the Agreement and all Partnership items were allocated pursuant to Sections 6.01(b) and (c).

         6.02. LIABILITY OF GENERAL AND LIMITED PARTNERS. (a) The General Partner shall have unlimited liability for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership.

         (b) Each Limited Partner and former Limited Partner shall be liable for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership allocable to him pursuant to Section 6.03, but only to the extent of his aggregate Capital Contribution. In no event shall any Limited Partner or former Limited Partner be obligated to make any additional capital contribution to the Partnership in excess of his initial Capital Contribution, or have any liability in excess of his aggregate Capital Contribution for the satisfaction and discharge of the losses, liabilities and expenses of the Partnership. However, after any Limited Partner or former Limited Partner has received the return in whole or in part of any Capital Contribution, he shall nevertheless be liable to the Partnership for the amount of cash, Investments or other assets (valued as of the date of distribution thereof) so received necessary to discharge any losses, liabilities and expenses of the Partnership to creditors who extended credit or whose claims arose before such distribution was made, to the extent that the assets of the Partnership are not sufficient to discharge such losses, liabilities and expenses. Notwithstanding the foregoing, if the General Partner has purchased the partnership interest of a former Limited Partner pursuant to Section 7.02(b), the purchase price received by such former Limited Partner on such sale shall not be deemed to be a return of any of such former Limited Partner's Capital Contribution.

         (c) A Partner shall not have any obligation to the Partnership or to any other Partner to restore any negative balance in the Capital Account of such Partner. Until distribution of any such Partner's interest in the Partnership upon the dissolution of the Partnership, neither his Capital Account nor any part thereof shall be subject to withdrawal or redemption except with the consent of the General Partner.

         6.03. ALLOCATIONS FOR TAX PURPOSES. (a) All items of income, deduction and credit realized by or allowable to the Partnership shall be determined and allocated among the Partners for Federal, state and local income tax purposes in the same manner as set forth in Section 6.01.

         (b) The General Partner shall be the "tax matters partner" for all purposes of the Code and shall have the power and authority to effect the allocations provided for in this Section 6.03 and to take such actions as the tax matters partner is required or permitted to take under the Code and to take all other actions that in the good faith opinion of the General Partner are necessary or convenient for the Partnership to take to ensure compliance with the Code or any other applicable law or regulation. Notwithstanding any other provision of this Agreement to the contrary, if in the good faith opinion of the General Partner any of the allocations provided for in this Section 6.03 shall be prohibited by the Code or other applicable law or regulation or shall subject the Partnership or any Partner to legal penalty or onerous condition, the General Partner shall have the power and authority to modify any such allocation to the extent necessary to comply with the Code or other applicable law or regulation or to avoid such legal penalty or onerous condition.

         6.04. VALUATION. For the purpose of determining Net Value, the value of any Investment as of any date (or in the event such date is not a business day, as of the next preceding business day) shall be determined as follows:

         (a) marketable Investments listed on a national securities exchange shall be valued at the last sales price on the date of valuation or, in the absence of a sale on such date, at the last bid price on the date of valuation;

         (b) marketable Investments traded in the over-the-counter market and reported in the National Association of Securities Dealers' Automated Quotation System will be valued at the closing bid price as reported by such system; and

         (c) all other Investments shall be valued at fair market value.

         All valuation decisions pursuant to this Section 6.04 shall be made by the General Partner.

         6.05. DISTRIBUTIONS. (a) Following the date that the Limited Partners become fully vested in their interests in the Partnership in accordance with
Section 7.02(a) (the "Vesting Date"), all cash receipts of the Partnership not required to be applied to the repayment of the loan or loans from the General Partner by Section 5.02(a) above (excluding cash receipts from an Investment described in Section 3.01(b) and, at the discretion of the General Partner, from Special Investments) (i) with respect to any Capital Gain realized on or after the Vesting Date shall be distributed as soon as practicable after the receipt thereof to the Partners and (ii) with respect to any Capital Gain realized prior to the Vesting Date for which a distribution has been delayed by the General Partner in accordance with the next sentence shall be distributed as soon as practicable after such Vesting Date, in either case in proportion to their respective Capital Accounts. Prior to the Vesting Date and except as otherwise required by Section 6.05(b), the cash receipts of the Partnership with respect to any Capital Gain realized prior to the Vesting Date which are not required to be applied to the repayment of the loan or loans from the General Partner by
Section 5.02(a) above (including cash receipts from an investment described in Section 3.01(b) or from Special Investments) may, in the sole discretion of the General Partner, (i) be distributed in whole or in part in one or more installments prior to the Vesting Date to the Partners in proportion to their Capital Accounts or (ii) be retained in whole or in part by the Partnership until such time (and in such manner) as such cash receipts are required to be distributed to the Partners in accordance with the preceding sentence. Anything in this Section 6.05 to the contrary notwithstanding, in no event shall (A) a distribution be made under this Section 6.05(a) unless (I) the loans described in Section 5.02(a) have been completely repaid and the Partnership has agreed with the General Partner that no future loans will be drawn down or (II) the Partnership shall have established a reserve which, in the opinion of the General Partner, is sufficient for the purposes of repayment of any outstanding and future loans, the interest thereon and any interest which may accrue and any losses or contingent losses of the Partnership or (B) the amount to be distributed to the Partners under this Section 6.05 exceed the Net Capital Gain of the Partnership at the time of such distribution.

         (b) To the extent cash is available to the Partnership, the General Partner shall make annual distributions of cash to the Partners for payment of applicable Federal, state and local taxes on any substantial amount of net realized taxable income not otherwise distributed to the Partners for any fiscal year of the Partnership. Such distributions shall be disbursed as soon as possible after preparation and mailing of the report provided for in Section
9.02. The aggregate amount of any such distribution shall be determined by the General Partner, subject to the limitation that the minimum aggregate amount of such distribution be the tax that would be payable if the taxable income of the Partnership were all allocated to an individual subject to the then-prevailing maximum combined Federal, New York State and New York City tax rates (taking into account the extent to which the taxable income allocated by the Partnership was composed of long-term capital gains and the extent to which state and local income taxes may be deductible for Federal income tax purposes). Each such distribution shall be allocated among the Partners in accordance with the allocation of taxable income to the Partners pursuant to
Section 6.03.

         (c) In addition to distributions required by Section 6.05(a) and
Section 6.05(b), the General Partner may, in its sole discretion, subject to the terms of any applicable investment agreement to which the Partnership is a party, at any other time make distributions to the Partners of cash, Investments or other assets or any combination thereof; provided, however, that (A) no distribution may be made under this Section 6.05(c) unless (I) the loans described in Section 5.02(a) have been completely repaid and the Partnership has agreed with the General Partner that no future loans will be drawn down or (II) the Partnership shall have established a reserve which, in the opinion of the General Partner, is sufficient for the purposes of repayment of any outstanding loans and the interest thereon and any losses or contingent losses of the Partnership and (B) no distribution may exceed the Net Capital Gain of the Partnership at the time of such distribution. Each such distribution shall be allocated to the Partners in accordance with their respective Capital Accounts.

         (d) Subject to Section 6.05(b), the General Partner may, in its sole discretion, reinvest some or all of the income or capital gains received with respect to a Special Investment.

                                  ARTICLE VII

                                   PARTNERS

         7.01. DESIGNATION OF LIMITED PARTNERS. (a) The General Partner may at any time invite any Person to become a Limited Partner by delivery of a Capital Schedule prepared in accordance with Section 5.01. Any Person so invited who agrees in writing prior to the Contribution Date to make the Capital Contribution set forth on such Capital Schedule shall have the opportunity to do so, but no Person shall be deemed to be a Limited Partner until he has made a Capital Contribution and been admitted to the Partnership pursuant to Section 7.05.

         (b) At the request of any employee of PaineWebber who has been invited by the General Partner to become a Limited Partner, the General Partner may, in its sole discretion, permit a trust designated by such employee to make the Capital Contribution for such person and to become a Limited Partner of the Partnership. If under such circumstances a trust is admitted as a Limited Partner, all references herein to the termination of employment of a Limited Partner or to any Final Event with respect to a Limited Partner shall be deemed to refer both to such trust and to the employee of PaineWebber who designated such trust. All references herein to an employee of PaineWebber shall include consultants to PaineWebber, and all references herein to employment by PaineWebber shall include the performance of services for PaineWebber as a consultant.

         (c) The General Partner's right to designate all the Limited Partners shall be exercised in its sole discretion and shall not be subject to challenge by any Limited Partner. The fact that a Limited Partner was a limited partner with respect to a previous partnership sponsored or established by PaineWebber shall not confer upon him any right to be a Limited Partner of this Partnership.

         7.02. VESTING OF INTERESTS; PURCHASE OF A LIMITED PARTNER'S INTEREST.
(a) Prior to the third anniversary of the first Contribution Date on which a Limited Partner makes a contribution to the Partnership, such Limited Partner shall be entirely invested in his interest in the Partnership. On and after the third anniversary of such Contribution Date, such Limited Partner shall be entirely vested in his interest in the Partnership. Notwithstanding anything in this Section 7.02(a) to the contrary, the General Partner (acting unanimously in the case of multiple General Partners), with the consent of the Compensation Committee (or, after an Operative Date has been declared, without such consent), may at any time or from time to time accelerate, in whole or in part, the vesting of all (but not less than all) of the Limited Partners. All Limited Partners shall be entirely vested in their interests upon the complete repayment by the Partnership of all loans and any interest accrued thereon and, in connection therewith, the agreement by the Partnership that it shall no longer be entitled to loans under Section 5.02.

         (b) In the event the employment of a Limited Partner by PaineWebber shall terminate for any reason whatsoever (other than death, permanent disability as determined by the Board of Directors of PWI, retirement pursuant to any then existing pension or retirement plan of PaineWebber or otherwise with the prior approval of the Compensation Committee), the General Partner shall have the right, exercisable in its sole discretion and on written notice given within the one hundred twenty (120) calendar day period beginning on the day following the date of such termination, to purchase for cash such Limited Partner's interest in the Partnership (or, if such Person has ceased to be a Limited Partner, his rights or the rights of his Successor in Interest, if any, to receive allocations and distributions with respect thereto) at a price determined as follows:

         (i) If such termination occurs on or after such Limited Partner becomes entirely vested in his interest in the Partnership, an amount equal to the sum of (A) such Limited Partner's Capital Account (calculated as of the last business day of the Partnership's fiscal quarter in which such Limited Partner ceased to be employed by PaineWebber) plus (or minus) (B) such Limited Partner's share (based on his Capital Percentage) of any unrealized appreciation (or depreciation) in the Net Value of each Investment held by the Partnership;

         (ii) If such termination occurs before such Limited Partner becomes entirely vested in his interest in the Partnership, an amount equal to the lesser of (A) the sum calculated as set forth in subparagraph (i) above or
    (B) the sum of such Limited Partner's Capital Contribution.

         7.03. TRANSFER OF A LIMITED PARTNER'S INTEREST. Each Limited Partner shall have the right to sell, assign, mortgage, pledge or otherwise dispose of or transfer all or any part of the interest in the Partnership to which such Limited Partner is entitled, but only with the prior written consent of the General Partner. No Person acquiring any Limited Partner's interest in the Partnership shall become a Partner of the Partnership, or acquire such Limited Partner's right to participate in the affairs of the Partnership to the extent permitted herein, unless such person shall be admitted as a Limited Partner pursuant to Section 7.05. Such Person, however, shall, to the extent of the interest transferred to him, be entitled to such Limited Partner's share of allocations and distributions pursuant to Articles VI and VIII (subject to the right of the General Partner to purchase such interest pursuant to Section 7.02(b)).

         7.04. TRANSFER OF GENERAL PARTNER'S INTEREST. The General Partner may not transfer or assign its interest as General Partner of the Partnership to any Person other than PaineWebber, and no such transfer or assignment shall be effective unless and until the transferee or assignee shall have been admitted to the Partnership as a General Partner in accordance with Section 7.06.

         7.05. ADMISSION OR SUBSTITUTION OF NEW LIMITED PARTNERS. (a) The General Partner shall admit as an additional Limited Partner any person not already a Limited Partner who shall make a Capital Contribution in accordance with Section 5.01. The General Partner also shall have the right, in its sole discretion, to admit as a substitute or additional Limited Partner any Person who acquires in accordance with this Agreement the interest in the Partnership, or any part thereof, of a Limited Partner. The admission of any Person as a substitute or additional Limited Partner shall be in writing signed by the General Partner but shall not be effective until such Person's written acceptance and adoption of all the terms and provisions of this Agreement. The General Partner's failure or refusal to admit a transferee (as to whom the General Partner has given his written consent pursuant to Section 7.03) as a substitute or additional Limited Partner shall not affect the right of such transferee to receive allocations and distributions pursuant to Articles VI and VIII to which his predecessor in interest was entitled.

         (b) If the General Partner permits a Limited Partner to transfer all or part of such Limited Partner's interest to a trust designated by such Limited Partner, and the General Partner admits such trust into the Partnership as a Limited Partner, all references herein to the termination of employment of a Limited Partner or to any Final Event with respect to a Limited Partner shall be deemed to refer both to such trust and to the employee of PaineWebber who transferred such interest to such trust.

         (c) A transferee who is admitted as a substitute or additional Limited Partner pursuant to this Section 7.05 shall reimburse the General Partner or PaineWebber, as necessary, for any out-of-pocket expenses incurred by it directly as a result of such transferee's admission to the Partnership.

         7.06. ADMISSION OF SUBSTITUTE OR ADDITIONAL GENERAL PARTNERS. (a) No Person other than PaineWebber shall be admitted to the Partnership as a General Partner unless such Person shall have been designated in writing by the Limited Partners. Except where this Agreement provides otherwise, the Limited Partners may designate a Person to be admitted as a General Partner by the action of two-thirds in interest of the Limited Partners (based upon Limited Partnership Percentages).

         (b) Subject to Section 7.06(a), the admission of a Person to the Partnership as General Partner shall become effective when such Person shall have agreed in writing to adopt and accept this Agreement and to be bound by all its terms and provisions as a General Partner.

         (c) Notwithstanding any other provision of this Agreement, on the Operative Date the then General Partner(s) shall automatically be deemed to have been removed as such without any further action of any nature whatsoever by the Limited Partners or such General Partner(s), and each such former General Partner shall thereupon cease to be a Partner, and the then Senior Limited Partners shall thereupon automatically become the only General Partners without any further action of any nature whatsoever by the Limited Partners or the former General Partner(s). All rights and interests of such Senior Limited Partners as limited partners of the Partnership shall continue in effect without change even though such Senior Limited Partners shall also be General Partners.

         (d) Within 30 days after the admission of a General Partner pursuant to this Section 7.06, the General Partner shall cause the Certificate of Limited Partnership of the Partnership to be amended in accordance with Section 17-202 of the Delaware Act.

         7.07. WITHDRAWAL OF A LIMITED OR GENERAL PARTNER. (a) A Limited Partner may not withdraw from the Partnership without the consent of the General Partner, which may be withheld for any reason whatsoever or for no reason.

         (b) Subject to Section 7.07(c), a General Partner may withdraw from the Partnership as of the end of any fiscal year by delivery to each of the Limited Partners of written notice of such withdrawal not less than 50 days before the effective date thereof.

         (c) The withdrawal of any Partner shall be a Final Event with respect to such Partner, within the meaning of Section 7.08.

         7.08. FINAL EVENTS WITH RESPECT TO A PARTNER. Upon the occurrence of a Final Event with respect to any Partner, such Partner shall thereupon cease to be a Partner. If such a Final Event shall occur, no Successor in Interest to any such Partner shall for any purpose hereof become or be deemed to become a Partner. The sole right, as against the Partnership and the remaining Partners, acquired hereunder by, or resulting hereunder to, a Successor in Interest to any Partner shall be to receive any distributions and allocations pursuant to Articles VI and VIII (subject to the right of the General Partner to purchase the interest of such former Partner pursuant to Section 7.02(b)) to the extent, at the time, in the manner and in the amount otherwise payable to such Partner had such a Final Event not occurred, and no other right shall be acquired hereunder by, or shall result hereunder to, a Successor in Interest to such Partner, whether by operation of law or otherwise. Until distribution of any such Partner's interest in the Partnership upon the dissolution of the Partnership as provided in Article VIII, neither his Capital Account nor any part thereof shall be subject to withdrawal or redemption without the consent of the General Partner. The Partnership shall be entitled to treat any Successor in Interest to such Partner as the only Person entitled to receive distributions and allocations hereunder.

         7.09. CONTINUATION OF PARTNERSHIP. If a Final Event shall occur with respect to one or more Limited Partners, no dissolution or termination of the Partnership shall be effected thereby, and the remaining Partners shall continue the Partnership and its business until the dissolution or termination thereof as provided herein. If a Final Event shall occur with respect to a General Partner and there is no other General Partner in the Partnership, the Partnership shall terminate and shall be dissolved by the Limited Partners in accordance with
Article VIII, unless, within 30 days after the occurrence of any such Final Event, (i) all the Limited Partners elect to continue the business of the Partnership and (ii) all the obligations of the General Partner hereunder are assumed by a successor General Partner approved in writing by all the Limited Partners, in which case the Partnership shall not be dissolved but shall continue.

         7.10. REMOVAL OF GENERAL PARTNER. At any time after all loans made to the Partnership by the General Partner pursuant to Section 5.02 have been paid in full, the Partners may, by the action of Limited Partners having a majority interest in the Partnership (based upon Limited Partnership Percentages), remove the General Partner, which shall thereupon cease to be a Partner, and in such case the Limited Partners, by the action of Limited Partners having a majority interest in the Partnership (based upon Limited Partnership Percentages), shall designate a new General Partner which shall have the right to manage the affairs of the Partnership and to vote as a Partner to the extent of any interest in the Partnership. The sole right, as against the Partnership and the remaining Partners, of a General Partner removed pursuant to this Section 7.10 or pursuant to Section 7.06(c) shall be to receive any distributions and allocations pursuant to Articles VI and VIII, to the extent, in the manner and in the amount otherwise payable to it had it not been so removed, and no other rights shall be acquired hereunder by, or shall result hereunder to, such removed General Partner, whether by operation of law or otherwise. The Partnership shall be entitled to treat such removed General Partner as the only person entitled to receive distributions and allocations hereunder. Until distribution of such removed General Partner's interest in the Partnership upon the dissolution of the Partnership as provided in Article VIII, neither its capital account nor any part thereof shall be subject to withdrawal or redemption.

         7.11. COMPLIANCE WITH LAW. Notwithstanding any provision hereof to the contrary, no sale or other disposition of an interest in the Partnership may be made except in compliance with all Federal, state and other applicable laws, including Federal and state securities laws.

                                 ARTICLE VIII

                        DISSOLUTION OF THE PARTNERSHIP

         8.01. DISSOLUTION. (a) The General Partner may, at any time prior to the occurrence of a Change of Control, dissolve the Partnership effective as of the end of the fiscal year during which such notice is given by written notice delivered to the Limited Partners not less than 30 days before the effective date of such dissolution. After the occurrence of a Change of Control, the General Partner shall not have the power or authority to dissolve the Partnership without the consent of 80% of the Limited Partners (based upon Limited Partnership Percentages).

         (b) When the Partnership is dissolved, whether by expiration of its full term (subject to extension as provided in Section 2.02) or otherwise, the business and property of the Partnership shall be wound up and liquidated by the General Partner or, in the event of the unavailability of the General Partner, such Limited Partners or other Persons as shall be named by a majority in interest (based upon Limited Partnership Percentages).

         (c) Within 60 days after the effective date of dissolution of the Partnership, the Partnership's assets (except, in the case of clause (iii) below, for amounts reserved pursuant to Section 8.02) shall be distributed in the following manner and order:

         (i) first, all debts and liabilities to creditors of the Partnership who are not Partners shall be paid and discharged or provision therefor shall be made (through reserve accounts or otherwise);

         (ii) second, the claims of all creditors of the Partnership who are Partners shall be paid and discharged or provision therefor shall be made (through reserve accounts or otherwise); and

         (iii) third, the remaining assets of the Partnership shall be paid to the Partners in cash or Investments pro rata in accordance with the Partners' Capital Accounts. Investments divisible only into shares or other units shall be distributed pro rata to the extent practicable; leftover shares shall be sold and the cash distributed unless reserved in accordance with Section 8.02.

         8.02. AMOUNTS RESERVED. (a) If there are any Investments which, in the judgment of the General Partner (or any other appropriate party selected pursuant to Section 8.01(b)), cannot be sold, or properly distributed in kind in the case of dissolution, without sacrificing a significant portion of the value thereof, the value of a Partner's interest in each such Investment may be excluded from the amount distributed to such Partner pursuant to Section 8.01(c)(iii). Any Partner's interest, including his pro rata interest in any gains, losses or distributions, in Investments so excluded shall not be paid or distributed until such time as the General Partner (or any other appropriate party selected pursuant to Section 8.01(b)) shall determine.

         (b) If there is any pending transaction, or claim by or against the Partnership, as to which the interest or obligation of any Partner therein cannot, in the judgment of the General Partner (or any other appropriate party selected pursuant to Section 8.01(b)), be then ascertained, the value thereof or probable loss therefrom may be deducted from the amount distributable to such Partner pursuant to Section 8.01(c)(iii). No amount shall be paid or charged to any such Partner on account of any such transaction or claim until its final settlement or such earlier time as the General Partner (or any other appropriate party selected pursuant to Section 8.01(b)) shall determine. The Partnership may meanwhile retain from other sums due such Partner an amount which the General Partner (or any other appropriate party selected pursuant to Section 8.01(b)) estimates to be sufficient to cover the share of such Partner in any probable loss or liability on account of such transaction or claim.

         (c) Upon determination by the General Partner (or any other appropriate party selected pursuant to Section 8.01(b)) that circumstances no longer require the exclusion of Investments or retention of sums as provided in Sections 8.02(b) and (c), the General Partner (or any other appropriate party selected pursuant to Section 8.01(b)) shall, at the earliest practicable time, pay such sums or distribute such Investments or the proceeds realized from the sale of such Investments to each Partner from whom such sums or Investments have been withheld.

                                  ARTICLE IX

                              REPORTS TO PARTNERS

         9.01. BOOKS OF ACCOUNT. Appropriate books of account shall be kept, on a cash basis, at the principal place of business of the Partnership, and each Partner shall have access to all books, records and accounts and the right to make copies thereof under such conditions and restrictions as the General Partner may reasonably prescribe.

         9.02. AUDIT AND REPORT. (a) The books and records of the Partnership shall be audited and reported on as of the end of each fiscal year by accountants selected by the General Partner for this purpose. Within 120 days after the end of each fiscal year or, if later, as soon as practicable after receipt of applicable financial information, the Partnership will cause to be mailed to each Partner a written report, which shall include (i) a statement prepared by the Partnership setting forth such Partner's Capital Account and the amount of such Partner's allocable share of the Partnership's items of income and deduction, capital gain and loss or credit for such year, in sufficient detail to enable him to prepare his Federal, state, local and other tax returns and (ii) a balance sheet, a statement of income and expense and a statement of changes in financial position of the Partnership for such fiscal year.

         (b) At the same time as financial statements are furnished pursuant to
Section 9.02(a), the Partnership shall cause to be mailed to each Partner a written report setting forth a brief description of each Investment held by the Partnership as of the end of such fiscal year, the cost and value of each such Investment as determined by the General Partner and a brief description of the nature of the business of the issuer of each such Investment.

         (c) The Partnership shall cause to be mailed to each Limited Partner a copy of the Partnership's Federal, state and local income tax returns for each year promptly after such returns become available.

         (d) The General Partner shall also cause to be delivered to each Limited Partner such other information as such Limited Partner may reasonably request for the purpose of enabling him to comply with any reporting or filing requirements imposed by any governmental agency or authority pursuant to any statute, rule, regulation or otherwise.

         9.03. FISCAL YEAR. The fiscal year of the Partnership shall end on December 31 of each calendar year unless otherwise determined by the General Partner.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.01. GOVERNING LAW. The terms of this Agreement and all rights and obligations of the Partners hereunder shall be governed by the laws of the State of Delaware.

         10.02. INDEMNIFICATION. The General Partner shall not be liable to any Partner for any action taken or not taken by it or for any action taken or not taken by any other Partner or other person with respect to the Partnership. The Partnership shall indemnify the General Partner and each of its officers and directors against any losses, claims, damages or liabilities (including legal or other expenses reasonably incurred in investigating or defending against any such losses, claims, damages or liabilities), joint or several, to which it the General Partner may become subject by reason of its being the General Partner or to which such officers and directors may become subject by reason of their being officers and directors of the General Partner. Notwithstanding the above, the General Partner shall not be exculpated or exonerated from liability, and the General Partner and each of its officers and directors shall not be indemnified against loss, for violations of Federal or state securities laws, or for any other intentional or criminal wrongdoing. Limited Partners will not be personally obligated with respect to indemnification pursuant to this Section 10.02.

         10.03. NOTICE. All notices hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail, return receipt requested, to the Partnership at 1285 Avenue of the Americas, New York, New York 10019, Attention of PaineWebber Partners II, Inc., or such other address or addresses as to which the Partners shall have been given notice, and to the Partners at the addresses as to which the Partnership shall have been given notice.

         10.04. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all the parties so long as all counterparts signed by each Limited Partner shall also be signed by the General Partner.

         10.05. COMPLETENESS AND AMENDMENTS. This Agreement sets forth the entire understanding of all the parties. The provisions of this Agreement shall not be amended except by an instrument in writing executed (i) by the General Partner (or, if there is more than one General Partner, by the General Partner or Partners entitled to act for the Partnership in accordance with the proviso to the last sentence of Section 4.01(a)) and (ii) by a majority in interest of the Limited Partners (based upon Limited Partnership Percentages), except that any provision of this Agreement requiring the approval or consent of greater than a majority in interest of the Limited Partners shall not be amended except by an instrument in writing executed by the percentage in interest of Limited Partners whose approval or consent would be required by such provision; provided, however, that no amendment of any provision of this Agreement shall, unless the same shall be in writing and signed by a lender described in Section 5.02 above, adversely affect the rights and duties of such lender under any promissory note delivered in connection with a loan made by it to the Partnership pursuant to Section 5.02.

         10.06. POWER OF ATTORNEY. The Limited Partners hereby appoint the person who from time to time shall be a General Partner, including a successor General Partner pursuant to Section 7.06(c), as their true and lawful representative and attorney-in-fact, in their name, place and stead to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required by this Agreement (including Section 7.06(d)) or by the laws of the United States of America, the State of Delaware or any other state in which the Partnership shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Partnership. The General Partner, as representative and attorney-in-fact, however, shall not have any rights, powers or authority to amend or modify this Agreement when acting in such capacity, except as expressly provided herein. Such power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent occurrence of a Final Event with respect to any Limited Partner.

         IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the date first above written.

GENERAL PARTNER:

PAINEWEBBER PARTNERS II, INC.

By:
   ------------------------
Name:  Ronald M. Schwartz
Title: President

Address of General Partner:
1285 Avenue of the Americas
New York, New York 10019

LIMITED PARTNER:

---------------------------
Name:


---------------------------

---------------------------
Address

         THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS PARTNERSHIP
         AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
             1933 OR UNDER ANY STATE SECURITIES LAW AND MUST BE HELD
           INDEFINITELY UNLESS SOLD IN COMPLIANCE WITH ALL APPLICABLE
                                SECURITIES LAWS.